UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registration ☐                            Filed by a Party other than the Registrant ☒

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SUN-TIMES MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Davidson Kempner (as defined in the Definitive Proxy Statement)

and the Nominees (as defined in the Definitive Proxy Statement)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 12, 2009, Davidson Kempner Capital Management LLC (“Davidson Kempner”) issued a press release in connection with the solicitation of consents (the “Consent Solicitation”) by Davidson Kempner and certain of its affiliated entities and persons from holders of shares of Class A Common Stock, par value $0.01 per share, of Sun-Times Media Group Inc. (“Sun-Times”), announcing that RiskMetrics Group—ISS Governance Services recommends that Sun-Times stockholders submit the WHITE consent card in order to elect the Davidson Kempner nominees in connection with the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 1.

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Exhibits
Exhibit 1	—	Press Release, dated January 12, 2009